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                                                                    Exhibit 10.6

         The consolidated financial statements for 2001 and 2000 of Virgin Mobile Telecoms Limited ("Virgin Mobile") and Polska Telefonia Cyfrowa
Sp. z o.o. ("PTC") appearing in our annual report on Form 20-F for the year ended December 31, 2002, as amended, have been audited by Arthur Andersen and Arthur Andersen Sp. z o.o.

         We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen or Arthur Andersen Sp. z o.o., as required by section 7 of the Securities Act for incorporation by reference of their respective reports on the consolidated financial statements of Virgin Mobile and PTC for 2001 and 2000. Rule 437a of the Securities Act, as amended, permits us to incorporate by reference into our registration statements these reports on the financial statements without the consent of Arthur Andersen and Arthur Andersen Sp. z o.o. Because Arthur Andersen and Arthur Andersen Sp. z o.o. have not consented to the incorporation by reference of their respective reports herein, an investor's ability to recover for claims against Arthur Andersen and Arthur Andersen Sp. z o.o. may be limited. In particular, an investor will not be able to recover against Arthur Andersen or Arthur Andersen Sp. z o.o., under Section 11(a)(4) of the Securities Act for any untrue material fact contained in the financial statements audited by Arthur Andersen and Arthur Andersen Sp. z o.o., or any omission to state a material fact required to be stated therein.